Exhibit 99.1

FOR IMMEDIATE RELEASE

SUPERIOR GROUP OF COMPANIES REPORTS FIRST QUARTER 2024 RESULTS

– Total net sales of $138.8 million up from $130.8 million in prior year first quarter –
– Net income of $3.9 million up from $0.9 million in prior year first quarter –
– EBITDA of $9.6 million up from $6.9 million in prior year first quarter –
– Board of Directors approves $0.14 per share quarterly dividend –
– Raises full-year outlook –

ST. PETERSBURG, Fla., May 7, 2024 – Superior Group of Companies, Inc. (NASDAQ: SGC) (the “Company”), today announced its first quarter 2024 results.

“The year is off to a strong start, with year-over-year revenue and EBITDA growth for all three of our business segments driving positive cash flow and improved financial flexibility,” said Michael Benstock, Chief Executive Officer. “To capitalize on gradually improving underlying trends across our attractive end markets, our team’s focus is on strong customer service and retention. With an always long-term view of our business, we are also prudently investing in talent, processes and systems to capture future market share to enhance our long-term profitability and create additional shareholder value. We remain confident in our future outlook and are raising our full-year expectations, as we are seeing positive momentum across each of our business segments.”

First Quarter Results

For the first quarter ended March 31, 2024, net sales increased 6.2% to $138.8 million, compared to first quarter 2023 net sales of $130.8 million. Pretax income was $4.6 million compared to $0.9 million in the first quarter of 2023. Net income was $3.9 million or $0.24 per diluted share compared to $0.9 million, or $0.06 per diluted share for the first quarter of 2023.

First Quarter 2024 Dividend

The Board of Directors declared a quarterly dividend of $0.14 per share, payable June 3, 2024 to shareholders of record as of May 20, 2024.

2024 Full-Year Outlook

The Company is raising its full year 2024 sales outlook to a range of $563 million to $570 million from the prior range of $558 million to $568 million, and versus 2023 sales of $543 million. Also, the Company is raising its full-year earnings per diluted share forecast to a range of $0.73 to $0.79, which reflects improved operating performance, partially offset by incremental stock compensation expense from the May issuance of performance-based stock awards. The updated earnings per diluted share outlook is up from the prior range of $0.61 to $0.68 and compares to $0.54 in 2023.

Webcast and Conference Call

The Company will host a webcast and conference call at 5:00 pm Eastern Time today. The live webcast and archived replay can be accessed in the investor relations section of the Company's website at https://ir.superiorgroupofcompanies.com/Presentations. Interested individuals may also join the teleconference by dialing 1-844-861-5505 for U.S. dialers and 1-412-317-6586 for International dialers. The Canadian Toll-Free number is 1-866-605-3852. Please ask to be joined to the Superior Group of Companies call. A telephone replay of the teleconference will be available through May 21, 2024. To access the replay, dial 1-877-344-7529 in the United States or 1-412-317-0088 from international locations. Canadian dialers can access the replay at 855-669-9658. Please reference conference number 6849361 for replay access.

Disclosure Regarding Forward Looking Statements

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “potential,” or “plan” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements in this press release may include, without limitation: (1) projections of revenue, income, and other items relating to our financial position and results of operations, including short term and long term plans for cash, (2) statements of our plans, objectives, strategies, goals and intentions, (3) statements regarding the capabilities, capacities, market position and expected development of our business operations and (4) statements of expected industry and general economic trends.

Such forward-looking statements are subject to certain risks and uncertainties that may materially adversely affect the anticipated results. Such risks and uncertainties include, but are not limited to, the following: the impact of competition; uncertainties related to supply disruptions, inflationary environment (including with respect to the cost of finished goods and raw materials and shipping costs), employment levels (including labor shortages), and general economic and political conditions in the areas of the world in which the Company operates or from which it sources its supplies or the areas of the United States of America (“U.S.” or “United States”) in which the Company’s customers are located; changes in the healthcare, retail chain, food service, transportation and other industries where uniforms and service apparel are worn; our ability to identify suitable acquisition targets, discover liabilities associated with such businesses during the diligence process, successfully integrate any acquired businesses, or successfully manage our expanding operations; the price and availability of raw materials; attracting and retaining senior management and key personnel; the effect of the Company’s previously disclosed material weakness in internal control over financial reporting; the Company’s ability to successfully remediate its material weakness in internal control over financial reporting and to maintain effective internal control over financial reporting; and other factors described in the Company’s filings with the Securities and Exchange Commission, including those described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2024. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements made herein and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and we disclaim any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.

About Superior Group of Companies, Inc. (SGC):

Established in 1920, Superior Group of Companies is comprised of three attractive business segments each serving large, fragmented and growing addressable markets. Across Healthcare Apparel, Branded Products and Contact Centers, each segment enables businesses to create extraordinary brand engagement experiences for their customers and employees. SGC’s commitment to service, quality, advanced technology, and omnichannel commerce provides unparalleled competitive advantages. We are committed to enhancing shareholder value by continuing to pursue a combination of organic growth and strategic acquisitions. For more information, visit www.superiorgroupofcompanies.com.

Investor Relations Contact:
Investors@Superiorgroupofcompanies.com

Comparative figures are as follows:

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(In thousands, except shares and per share data)

	Three Months Ended March 31,
	2024	2023
Net sales	$138,842	$130,773

Costs and expenses:
Cost of goods sold	83,525	83,665
Selling and administrative expenses	48,749	43,379
Other periodic pension costs	189	214
Interest expense	1,787	2,570
	134,250	129,828
Income before income tax expense	4,592	945
Income tax expense	680	57
Net income	$3,912	$888

Net income per share:
Basic	$0.24	$0.06
Diluted	$0.24	$0.06

Weighted average shares outstanding during the period:
Basic	16,028,032	15,882,994
Diluted	16,453,452	16,118,329

Cash dividends per common share	$0.14	$0.14

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except shares and par value data)

	March 31,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,040	$19,896
Accounts receivable, less allowance for doubtful accounts of $4,213 and $4,237, respectively	93,737	103,494
Accounts receivable - other	119	307
Inventories	92,573	98,067
Contract assets	52,511	48,715
Prepaid expenses and other current assets	6,549	8,881
Total current assets	267,529	279,360
Property, plant and equipment, net	45,319	46,890
Operating lease right-of-use assets	17,484	17,909
Deferred tax asset	12,349	12,356
Intangible assets, net	50,150	51,160
Other assets	15,650	14,775
Total assets	$408,481	$422,450

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$41,653	$50,520
Other current liabilities	40,414	43,978
Current portion of long-term debt	5,156	4,688
Current portion of acquisition-related contingent liabilities	942	1,403
Total current liabilities	88,165	100,589
Long-term debt	84,445	88,789
Long-term pension liability	13,361	13,284
Long-term acquisition-related contingent liabilities	612	557
Long-term operating lease liabilities	12,513	12,809
Other long-term liabilities	8,564	8,784
Total liabilities	207,660	224,812
Shareholders’ equity:
Preferred stock, $.001 par value - authorized 300,000 shares (none issued)	-	-
Common stock, $.001 par value - authorized 50,000,000 shares, issued and outstanding 16,743,723 and 16,564,712 shares, respectively	16	16
Additional paid-in capital	79,602	77,443
Retained earnings	123,946	122,464
Accumulated other comprehensive loss, net of tax:
Pensions	(1,099)	(1,122)
Foreign currency translation adjustment	(1,644)	(1,163)
Total shareholders’ equity	200,821	197,638
Total liabilities and shareholders’ equity	$408,481	$422,450

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,912	$888
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,252	3,388
Inventory write-downs	420	-
Provision for bad debts - accounts receivable	83	(97)
Share-based compensation expense	1,015	1,080
Change in fair value of acquisition-related contingent liabilities	152	(563)
Change in fair value of written put options	392	(442)
Changes in assets and liabilities, net of acquisition of businesses:
Accounts receivable	9,419	10,150
Accounts receivable - other	188	2,928
Contract assets	(3,835)	1,590
Inventories	5,010	2,807
Prepaid expenses and other current assets	2,252	2,403
Other assets	(803)	(657)
Accounts payable and other current liabilities	(12,122)	1,596
Long-term pension liability	108	209
Other long-term liabilities	4	(230)
Net cash provided by operating activities	9,447	25,050

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(675)	(2,114)
Net cash used in investing activities	(675)	(2,114)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings of debt	7,000	1,000
Repayment of debt	(10,937)	(12,938)
Payment of cash dividends	(2,330)	(2,295)
Payment of acquisition-related contingent liabilities	(557)	-
Proceeds received on exercise of stock options	449	35
Net cash used in financing activities	(6,375)	(14,198)

Effect of currency exchange rates on cash	(253)	140
Net increase in cash and cash equivalents	2,144	8,878
Cash and cash equivalents balance, beginning of period	19,896	17,722
Cash and cash equivalents balance, end of period	$22,040	$26,600

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands, except shares and per share data)

	Three Months Ended March 31,
	2024	2023
Net income	$3,912	$888
Interest expense	1,787	2,570
Income tax expense	680	57
Depreciation and amortization	3,252	3,388
EBITDA(1)	$9,631	$6,903

(1) EBITDA, which is a non-GAAP financial measure, is defined as net income excluding interest expense, income tax expense and depreciation and amortization expense. The Company believes EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the Company’s core operating results from period to period by removing (i) the impact of the Company’s capital structure (interest expense from outstanding debt), (ii) tax consequences and (iii) asset base (depreciation and amortization). The Company uses EBITDA internally to monitor operating results and to evaluate the performance of its business. In addition, the compensation committee has used EBITDA in evaluating certain components of executive compensation, including performance-based annual incentive programs. EBITDA is not a measure of financial performance under GAAP and should not be considered in isolation or as an alternative to net income, cash flows from operating activities or any other measure determined in accordance with GAAP. The items excluded to calculate EBITDA are significant components in understanding and assessing the Company’s results of operations. The presentation of the Company’s EBITDA may change from time to time, including as a result of changed business conditions, new accounting pronouncements or otherwise. If the presentation changes, the Company undertakes to disclose any change between periods and the reasons underlying that change. The Company’s EBITDA may not be comparable to a similarly titled measure of another company because other entities may not calculate EBITDA in the same manner.

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION - REPORTABLE SEGMENTS
(Unaudited)
(In thousands)

	Branded Products	Healthcare Apparel	Contact Centers	Intersegment Eliminations	Other	Total
For the Three Months Ended March 31, 2024:
Net sales	$87,068	$29,237	$23,552	$(1,015)	$-	$138,842
Cost of goods sold	55,327	17,727	10,908	(437)	-	83,525
Gross margin	31,741	11,510	12,644	(578)	-	55,317
Selling and administrative expenses	23,294	9,812	10,421	(578)	5,800	48,749
Other periodic pension cost	-	-	-	-	189	189
Add: Depreciation and amortization	1,500	937	723	-	92	3,252
Segment EBITDA(1)	$9,947	$2,635	$2,946	$-	$(5,897)	$9,631

	Branded Products	Healthcare Apparel	Contact Centers	Intersegment Eliminations	Other	Total
For the Three Months Ended March 31, 2023:
Net sales	$81,851	$28,154	$22,056	$(1,288)	$-	$130,773
Cost of goods sold	55,952	18,054	10,267	(608)	-	83,665
Gross margin	25,899	10,100	11,789	(680)	-	47,108
Selling and administrative expenses	20,053	9,502	9,664	(680)	4,840	43,379
Other periodic pension cost	-	-	-	-	214	214
Add: Depreciation and amortization	1,664	974	668	-	82	3,388
Segment EBITDA(1)	$7,510	$1,572	$2,793	$-	$(4,972)	$6,903

(1) Segment EBITDA is our primary measure of segment profitability under U.S. GAAP ASC 280 “Segment Reporting”. Amounts included in income before income tax expense and excluded from Segment EBITDA include: interest expense and depreciation and amortization expense. Total Segment EBITDA is a non-GAAP financial measure. Please see reconciliation of EBITDA included in the Non-GAAP Financial Measures table above.